Exhibit 10.13

FIFTH AMENDMENT TO LOAN AGREEMENT

This FIFTH AMENDMENT TO LOAN AGREEMENT (this “Fifth Amendment”), dated as of March 22, 2005, is entered into by and between BANKFINANCIAL CORPORATION, a federal corporation and a subsidiary savings and loan holding company (the “Borrower”), BANKFINANCIAL CORPORATION MHC, INC. (formerly known as Financial Federal MHC, Inc.), a federally chartered mutual holding company and the parent of Borrower (the “Parent”), and JP MORGAN CHASE BANK, N.A. (successor in interest to American National Bank and Trust Company of Chicago), a national banking association (the “Lender”).

R  E  C  I  T  A  L  S :

A. The parties hereto have entered into that certain Loan Agreement (the “Loan Agreement”), dated as of November 16, 2001, as previously amended, restated, supplemented or modified from time to time, including without limitation by that certain First Amendment to Loan Agreement dated as of October 30, 2002, that certain Second Amendment to Loan Agreement dated as of November 7, 2003, that certain Third Amendment to Loan Agreement dated as of June 11, 2004, and that certain Fourth Amendment to Loan Agreement dated December 29, 2004 (as so amended, the “2001 Loan Agreement”).

B. The parties hereto desire to amend and modify the 2001 Loan Agreement in accordance with the terms and subject to the conditions set forth in this Fifth Amendment. As amended and modified by this Fifth Amendment, the 2001 Loan Agreement is referred to in this Agreement as the “Agreement.”

C. The parties desire to amend the terms of the 2001 Loan Agreement to extend the Termination Date.

D. Capitalized terms used but not otherwise defined in this Fifth Amendment shall have the meanings respectively ascribed to them in the 2001 Loan Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A  G  R  E  E  M  E  N  T :

A. Amendment to Subsection 1.2 of the 2001 Loan Agreement. Subsection 1.2 of the 2001 Loan Agreement is hereby deleted and replaced in its entirety with the following:

‘“Termination Date’ shall mean June 30, 2005, or such earlier date on which the Revolving Credit Commitment shall be terminated or reduced to zero and the Term Loan shall be paid in full in accordance with the terms of this Agreement.”

B. The Revolving Note and the Term Note are amended by deleting the date “March 31, 2005” each time it appears therein and by inserting in lieu thereof the date “June 30, 2005”.

C. Representations and Warranties. Borrower and Parent each hereby represents and warrants to the Lender as follows:

(i) No Default or Event of Default has occurred and is continuing (or would result from entering into the amendment contemplated hereby).

(ii) The execution, delivery and performance by the Borrower and Parent of this Fifth Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(iii) This Fifth Amendment and the other Financing Agreements constitute the legal, valid and binding obligations of the Borrower and Parent, as applicable, enforceable against each of the Borrower and Parent, as (as hereinafter defined) applicable, in accordance with their respective terms.

(iv) All representations and warranties of the Borrower and Parent in the Financing Agreements are true and correct in all material respects as of the date hereof and shall be deemed to repeated and restated on the date hereof and as of the Closing Date (as hereinafter defined), except to the extent such representations and warranties in Sections 4.2, 4.9 and 4.10 of the 2001 Loan Agreement expressly refer to an earlier date, in which case all references in such Sections to (a) December 31, 2000 shall be hereby deemed to refer to December 31, 2003, and (b) September 30, 2001 shall be hereby deemed to refer to September 30, 2004.

D. Ratification of Guaranty and Pledge. As herein amended, each of the Financing Agreements shall remain in full force and effect and each of the agreements, pledges, guarantees and obligations contained therein (including, without limitation, all of Parent’s obligations under each of the Guaranty and the Pledge), as amended hereby, is hereby ratified and confirmed in all respects.

E. Conditions. Notwithstanding anything to the contrary contained elsewhere in the Agreement, the obligation of the Lender to amend the “Termination Date” as set forth in subsection 1.2 of the 2001 Loan Agreement, as contemplated by this Fifth Amendment, shall be subject to (i) the performance by the Borrower prior to the date on which this Fifth Amendment is completely executed (the “Amendment Closing Date”) of all of its agreements theretofore to be performed under the Agreement, (ii) the representations and warranties herein being true, correct and complete in all respects, and (iii) the satisfaction of the following conditions precedent. The obligations to continue to make Advances under the Revolving Loan and Term Loan shall remain subject to the conditions precedent in the 2001 Loan Agreement and to the receipt by the Lender of all the following in form and substance satisfactory to the Lender and its counsel, and, where appropriate, duly executed and dated the Amendment Closing Date:

(i) copies, certified by the Secretary of Parent, of the (a) resolutions duly adopted by the Board of Directors of Parent authorizing the execution, delivery and performance of this Fifth Amendment and any other documents to be delivered pursuant hereto (the “Amendment-Related Documents”) to be executed by the Parent, (b) the Bylaws of the Parent as currently in effect, and (c) the Charter of the Parent as currently in effect;

(ii) copies, certified by the Secretary of the Borrower, of the (a) resolutions duly adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of this Fifth Amendment and any Amendment-Related Documents to be executed by the Borrower, (b) the Bylaws of the Borrower as currently in effect, and (c) the Charter of the Borrower as currently in effect; and

(iii) a Signature Authorization Certificate.

F. Additional Terms.

(i) Acknowledgment of Indebtedness under Agreement. The Parent and the Borrower each acknowledges and confirms that, as of the date hereof, the Borrower is indebted to the Lender, without defense, setoff, right of recoupment, abatement or counterclaim under the Agreement and any other Financing Document, in the aggregate principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) under the Term Loan made under the 2001 Loan Agreement. As of the date hereof, there is no amount outstanding under the Revolving Loan.

(ii) The Agreement. All references in the Financing Agreements to the Loan Agreement, the Term Note or the Revolving Note shall be deemed to refer to the Loan Agreement, the Term Note Agreement and the Revolving Note, respectively, as amended hereby.

(iii) Fifth Amendment and 2001 Loan Agreement to be Read Together. This Fifth Amendment supplements and is hereby made a part of the 2001 Loan Agreement, and the 2001 Loan Agreement and this Fifth Amendment shall from and after the date hereof be read together and shall constitute the Agreement. The 2001 Loan Agreement, the Term Note and the Revolving Note shall remain in full force and effect, except as amended hereby.

(iv) Financing Agreements. The term “Financing Agreements,” as used in the Agreement, shall from and after the date hereof include the Amendment-Related Documents.

(v) Counterparts. This Fifth Amendment may be executed by facsimile in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

(vi) Government Regulation. Neither Borrower nor Parent shall (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any advance or extension of credit to Borrower or from otherwise conducting business with either Borrower or Parent, or (b) fail to provide documentary or other evidence of Borrower’s or Parent’s identity as may be requested by the Bank at any time to enable the Bank to verify Borrower’s or Parent’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

(vii) Governing Law. THIS AMENDMENT HAS BEEN DELIVERED TO, ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHICAGO, ILLINOIS. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

(vii) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(vii) No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of any Financing Agreement.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Fifth Amendment as of the date first written above.

BankFinancial Corporation

By:	/s/ F. Morgan Gasior
Name:	F. Morgan Gasior
Title:	Chairman and Chief Executive Officer

BankFinancial MHC, Inc.

By:	/s/ F. Morgan Gasior
Name:	F. Morgan Gasior
Title:	Chairman and Chief Executive Officer

JP MORGAN CHASE BANK, N.A.

By:	/s/ John L. Spalding
Name:	John L. Spalding
Title:	First Vice President

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